UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022 (November 16, 2022)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-35741	16-1237038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901
(Address of principal executive offices) (Zip Code)

(607) 737-3711
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $.01 per share	CHMG	Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of November 16, 2022, Chemung Canal Trust Company, the wholly owned subsidiary of Chemung Financial Corporation (the “Company”), adopted an amendment to the Chemung Canal Trust Company Defined Contribution Supplemental Executive Retirement Plan, originally effective as of December 1, 2012 (the “SERP”). The amendment to the SERP deleted a provision that would require the benefits to be reduced by the amount necessary to avoid any excise tax or penalties under Internal Revenue Code Sections 280G and 4999. The amendment does not change any other terms of the SERP. The named executive officers of the Company including Anders M. Tomson, President and Chief Executive Officer, Karl F. Krebs, EVP, Chief Financial Officer and Treasurer, Loren D. Cole, Executive Vice President and Chief Information Officer, Peter K. Cosgrove, Executive Vice President, Chief Credit Officer and Chief Risk Officer, and Daniel D. Fariello, President, Capital Bank Division, participate in the SERP. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment Number One to the Chemung Canal Trust Company Defined Contribution Supplemental Executive Retirement Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

November 21, 2022	By:	/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer